SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 27, 2012

DM Products, Inc

(Exact name of registrant as specified in its charter)

Nevada	333-165961	45-0460095
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 2458 Walnut Creek, CA	94595
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  925-943-2090

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On January 27, 2012, DM Products, Inc. (the “Company”) and its wholly-owned subsidiary Direct Success, Inc. entered into a Settlement and Release Agreement (the “Agreement”) with Script to Screen Productions, M2 Marketing and Management Services, Inc. Tony Kerry, Mick Koontz, Dallas Celecia, Ken Kerry and Barbara Kerry (collectively referred to as “STS”).  Pursuant to the Agreement, certain shareholders of the Company have agreed to surrender 50% of their current holdings of common stock of the Company in exchange for the Company providing STS with a full and final release of all claims.  As a result of the Agreement, a total of 20,345,000 shares of common stock of the Company have been returned to treasury.

The description of the transaction contained herein is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.1 Settlement and Release Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DM Products, Inc.

Date: February 7, 2012	By:	/s/ Kurtis Cockrum
Name: Kurtis Cockrum
Title: President